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                                                              Exhibit 99.22



                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

We hereby consent to the use in the Registration Statement on Form F-4, and in the related Prospectus, of AXA, covering the securities of AXA to be issued in connection with the acquisition of the outstanding common stock of AXA Financial, Inc. ("AXA Financial"), of our opinion dated October 17, 2000 appearing as Annex B to such Prospectus, and to the description therein of such opinion and of our presentation to the Special Committee of the Board of Directors of AXA Financial on October 17, 2000. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


/s/ Wasserstein Perella & Co., Inc.
WASSERSTEIN PERELLA & CO., INC.
New York, New York
November 21, 2000